EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To: Commerce Development Corporation, Ltd.

As independent registered certified public accountants, we consent to the use in this Annual Report on Form 10-KSB of Commerce Development Corporation, Ltd.  of our report dated March 28, 2006, relating to the consolidated financial statements of Commerce Development Corporation, Ltd., which appear in such Annual Report.

/S/ Lawrence Scharfman
Lawrence Scharfman CPA

Boynton Beach, FL
April 7, 2006